Exhibit 99.2

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
November 9, 2021	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Highlights Growth Strategy and Financial Targets at Investor Day

THE WOODLANDS, TX – Huntsman Corporation (NYSE: HUN) is hosting its Investor Day today at the New York Stock Exchange and will be providing an in-depth overview of the Company’s growth strategy and financial targets.

Peter R. Huntsman, Chairman, President and CEO, commented: “Since 2016, Huntsman has significantly improved our operational and financial profile across our business lines. Together with governance and ESG enhancements as well as a new $1 billion share repurchase authorization, Huntsman is well-positioned to achieve our next set of strategic objectives, which include growing an even more differentiated portfolio, improving our EBITDA margin, generating free cash flow above 40%, maintaining an investment grade balance sheet and returning capital to shareholders. We look forward to executing on this strategy and creating shareholder value.”

Highlights of the presentation emphasize the Company’s goals including:

Focus on improved Adjusted EBITDA Margins and Free Cash Flow Conversion:

•	Guiding to 2022 Adjusted EBITDA of ~$1.4 billion and free cash flow conversion above 40%
•	Post-2022 financial targets of 18-20% Adjusted EBITDA margin
•	Measurable and specific cost optimization plans and synergy savings
•	Investment in high margin, high returns projects; and
•	Strategic bolt-on M&A consistent with maintaining an investment grade balance sheet

Strong Financial Performance Creates a Compelling Investment Opportunity:

•	Poised to drive continued margin expansion
•	Strong cash generation and focus on shareholder value creation
•	Balanced approach to capital allocation and financial discipline
•	Investment grade balance sheet
•	Attractive dividend
•	New share repurchases of $1 billion over 3 years

Huntsman’s investor presentation is available at www.huntsman.com/investor-day.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2020 revenues of approximately $6 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp

Facebook: www.facebook.com/huntsmancorp

LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions or strategic transactions, business trends and any other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “likely,” “projects,” “outlook,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will, “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company’s filings with the SEC. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company’s operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company’s businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This press release contains financial measures that are not in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including adjusted EBITDA, adjusted EBITDA from discontinued operations, adjusted net income (loss), adjusted diluted income (loss) per share, free cash flow, adjusted free cash flow, and net debt. For more information on the non-GAAP financial measures used by the Company and referenced in this press release, including definitions and reconciliations of non-GAAP measures to GAAP, please refer to “Non-GAAP Reconciliation” hyperlink available in the Financials” section of the Company’s website at www.huntsman.com/investors.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, (a) business acquisition and integration expenses, (b) merger costs, and (c) certain legal and other settlements and related costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.